SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                  MAY 30, 2003

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                    Commission               IRS Employer
jurisdiction                      File Number              Identification
of incorporation                                           Number

Delaware                            1-3492                 No. 75-2677995


                            1401 McKinney, Suite 2400
                              Houston, Texas 77010
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 713-759-2600

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         INFORMATION TO BE INCLUDED IN REPORT

Item 9.  Regulation FD Disclosure

         On May 30, 2003, registrant issued a press release entitled "Halliburton Reaches Agreement to Settle Class Action Lawsuits." The total amount to be paid in settlement of all of the cases described in the press release is $6 million, which includes all costs and attorneys' fees. Because substantially all of the settlement will be funded by insurance, it will not have any material effect on Halliburton's second quarter results.

         The text of the press release is as follows:

          HALLIBURTON REACHES AGREEMENT TO SETTLE CLASS ACTION LAWSUITS

         HOUSTON, Texas - Halliburton (NYSE:HAL) and plaintiffs' representatives have signed a memorandum of understanding to settle approximately twenty shareholder class action securities cases that have been consolidated before a federal court in Dallas, Texas, and a shareholder derivative suit pending in the same federal court. A second derivative lawsuit filed in the District Court of Harris County, Texas, has been dismissed by the court without prejudice. The memorandum of understanding has been executed by the plaintiffs' lead counsel, who has authority on behalf of all plaintiffs in the class actions to negotiate settlements, and also by the plaintiff's counsel in the derivative action. Three of the four lead plaintiffs in the securities actions have agreed to the settlement terms and the fourth is evaluating the matter.

         All of the cases initially arose out of questions regarding Halliburton's accounting for revenues associated with unapproved claims and change orders on long term fixed price construction projects. The memorandum of understanding more broadly covers all claims, however denominated, arising out of a purchase of Halliburton stock during the class period of May 18, 1998 through May 28, 2002 and all derivative claims that could have been asserted against the defendants for any acts, facts, transactions, occurrences, representations or omissions during the class period in connection with, arising out of, or in any way related to the allegations in the complaints filed in the securities or derivative actions.

         The total amount to be paid in settlement of all of the cases, including all costs and attorneys' fees, is immaterial and will not impact Halliburton's second quarter results. Included within the terms of settlement are provisions calling for the release of all Halliburton's present and former officers and directors who were named in the suits. Halliburton will not admit to wrongdoing in settling the cases. The settlement is subject to, among other things, court review and approval.

         Halliburton, founded in 1919, is one of the world's largest providers of products and services to the petroleum and energy industries. The company  serves  its  customers  with a broad  range  of  products  and services through its Energy Services Group and Engineering and Construction Group business segments. The company's World Wide Web site can be accessed at www.halliburton.com.


                                       ###

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            HALLIBURTON COMPANY




Date:     May 30, 2003                      By: /s/ Bruce A. Metzinger
                                               ------------------------------
                                                    Bruce A. Metzinger
                                                    Assistant Secretary